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                                                                 Exhibit 23.5


                         CONSENT OF RYDER SCOTT COMPANY

              We hereby consent to the reference to our firm under the caption "Experts" and the references to the results of our reserve report, dated October 2, 1995 (the "Reserve Letter") and the inclusion of the summary letter relating to such reserve report, together with appropriate attachments thereto, in the Registration Statement and related Prospectus of CMS NOMECO Oil & Gas Co. (the "Company") on Form S-1 filed with the Securities and Exchange Commission.

                                        RYDER SCOTT COMPANY
                                        PETROLEUM ENGINEERS

Houston, Texas
October 26, 1995